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                          CERTIFICATE OF INCORPORATION

                                       OF

                                DREXEL BOND FUND

                  FIRST:   The name of the Corporation is DREXEL BOND FUND.

                  SECOND: The registered office of the Corporation in the State of Delaware is located at No. 100 West Tenth Street, Wilmington, New Castle County, Delaware 19899. Its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business and the objects and purposes to be conducted or promoted are to engage in the business of an investment company, and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 with a par value of $1.00 per share. All such shares are of one class.

                  FIFTH:   The name and mailing address of the incorporator are
as follows

                           Harold W. McCrone, Jr.
                           1000 Steel Road
                           Havertown, Pennsylvania  19083

                  SIXTH:   In addition to the powers conferred upon the Board of
Directors by the laws of the State of Delaware, the Board of Directors is hereby expressly authorized:

                           To make, amend or repeal the By-Laws of the
                  Corporation, except to the extent reserved by the By-Laws to the stockholders; provided, that the stockholders may make, amend, or repeal any of the By-Laws of the Corporation.

                           To issue shares of the Corporation for such
                  consideration and upon such other terms and conditions as may be fixed from time to time by the Board of Directors.

                           To fill for the unexpired term a vacancy on the Board
                  of Directors, occurring by death, resignation, increase in the authorized number of directors or otherwise, by a majority vote of the remaining directors in office, though less than a quorum; provided, that, after filling any such vacancy, at least two-thirds of the directors then holding office have been elected by the stockholders; and provided further, that whenever less than a majority of the directors holding office were elected by the stockholders, a stockholders' meeting shall forthwith be called, to be held as promptly as possible and in any event within sixty days, for the election of an entire new Board of Directors.
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                           To determine or cause to be determined the nature,
                  quality, character and composition of the Corporation's portfolio of securities and investments, without limiting the power of the Board of Directors to engage an investment adviser as set forth below.

                  The Corporation may in its By-Laws confer upon the Board of Directors powers and privileges in addition to the foregoing and to the powers and privileges conferred upon them by law.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH: The books of the Corporation may be kept outside the State of Delaware. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so require.

                  NINTH: No contract, transaction, arrangement, or course of dealing between the Corporation and any other person, partnership (general or limited), association, trust, corporation or other incorporated or unincorporated group of persons shall be affected by the fact that one or more of the directors, officers or stockholders of the Corporation were, are or may become directors, officers or stockholders of or otherwise in any way interested in such other person, partnership (general or limited), association, trust, corporation or other incorporated or unincorporated group of persons. All such contracts, transactions, arrangements and courses of dealing, including without limitation those referred to under (a), (b) and (c) of Article Tenth are hereby expressly permitted. Neither the foregoing provisions nor any other provision of this Certificate of Incorporation shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  TENTH:   The corporation is further expressly empowered as
follows:


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                  (a) The Corporation may from time to time enter into written contracts with any persons, partnerships (general or limited), associations, trusts or corporations to act as investment advisers and/or in other capacities for the Corporation and to provide such advice and/or other services as the Board of Directors of the Corporation may from time to time consider necessary or desirable and proper for the proper management of the Corporation's portfolio of securities and investments, and also to provide such research and statistical service, office space, and/or financial, bookkeeping and other services and facilities for the Corporation as the Board of Directors may deem necessary or desirable and proper. The compensation payable by the Corporation under any such contract shall be such as is deemed fair and equitable by the Board of Directors.

                  (b) The Corporation may appoint one or more distributors, underwriters and/or agents for the sale of its shares, may allow them commissions, discounts or "spreads" on the sale of such shares, and may make and perform such contract or contracts with them as the Board of Directors of the Corporation in its discretion may deem necessary or desirable and proper.

                  (c) The Corporation may employ and pay such custodian or custodians for the safekeeping of all or any of the property of the Corporation and of its shares, such dividend disbursing agent or agents, such brokers and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as the Board of Directors in its discretion may deem necessary or desirable and proper. The Board of Directors may cause any or all of the property of the Corporation to be transferred to or to be acquired and held in the name of a custodian so appointed or in the name of any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

                  (d) The same person, partnership (general or limited), association, trust or corporation may be employed as investment adviser and/or distributor and/or underwriter and/or custodian and/or broker and/or in other multiple capacities and may receive compensation from the Corporation in as many capacities in which such persons, partnerships (general or limited), associations, trusts or corporations shall serve the Corporation.

                  ELEVENTH: The Corporation acknowledges that it has obtained its corporate name by consent of Drexel Firestone, Incorporated, a Delaware corporation having an office at 1500 Walnut Street, Philadelphia, Pennsylvania, which consent was given in reliance upon the provisions hereafter contained in this Article Eleventh. the Corporation agrees that if Drexel Firestone, Incorporated or a subsidiary of Drexel Firestone, Incorporated should cease to be the investment adviser of the Corporation will, upon written demand of Drexel Firestone, Incorporated, forthwith elect either (a) to thereafter state in all prospectuses, advertising material, letterheads and other material designed to be read by investors or prospective investors, in a prominent position and in prominent type (as may reasonably be approved by Drexel Firestone, Incorporated), that Drexel Firestone, Incorporated or a subsidiary is no longer the investment adviser of the Corporation, or (b) to forthwith delete from its name the word "Drexel" or any approximation thereof. The Corporation shall forthwith notify Drexel Firestone, Incorporated in writing of its election and shall be bound thereby. The Corporation further agrees that Drexel Firestone, Incorporated may permit other persons, partnerships (general or limited),


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associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by Drexel Firestone, Incorporated in the future, to use the word "Drexel" or any approximation thereof as part of their names. As used herein, "Drexel Firestone Incorporated" shall include any successor corporation, partnership, limited partnership, trust or person.

                  TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 3rd day of June, 1971.

                                              /s/ Harold W. McCrone, Jr. (Seal)
                                              ---------------------------------
                                              Harold W. McCrone, Jr.


















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COMMONWEALTH OF PENNSYLVAN          :
                                      SS

COUNTY OF PHILADELPHIA              :


                  BE IT REMEMBERED that on this 3rd day of June, 1971, personally came before me, a Notary Public for the Commonwealth of Pennsylvania, Harold W. McCrone, Jr., the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                     /s/ Anne M. Finch
                                                     --------------------------
                                                     Notary Public